Exhibit 10.11

English Translation

Execution copy

October 11, 2010

OWX Holding Co. Ltd. Shareholders’ Agreement

By and among

Kuang Yixun

And

Hu Zhenning

And

VODone Limited

And

OWX Holding Co. Ltd.

THIS AGREEMENT is entered into on the 11th day of October, 2010, by and among the following parties:

(1)          Kuang Yixun, holder of PRC ID card No.         , residential address:         , Shenzhen, Guangdong Province, China (hereinafter “Mr. Kuang”);

(2)          Hu Zhenning, holder of PRC ID card No.         , residential address:         , Shenzhen, Guangdong Province, China (hereinafter “Mr. Hu”)

(3)          VODone Limited, a limited liability company incorporated in Bermuda and listed on Stock Exchange of Hong Kong (“SEHK”) (stock code 00082), with its principal place of business at Room 3006, 30/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong (“VODone”); and

(4)          OWX Holding Co. Ltd., a limited liability company incorporated under the laws of the British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (hereinafter “the Company”).

WHEREAS,

(A)   The Company is a limited liability company duly incorporated and validly existing in British Virgin Islands, with its original details set forth in Part 1A of Schedule 1.

(B)         In accordance with the Asset Purchase Agreement entered into on September 30, 2010 by and among Mr. Kuang, Mr. Hu and a Hong Kong subsidiary of the Company and the Deed of Transfer subsequently entered into on October 11, 2010 by and among Mr. Kuang, Mr. Hu, the Company and its Hong Kong subsidiary (hereinafter collectively referred to as the “Contracts”), the Company issues a total of thirty percent of its shares to Mr. Kuang and Mr. Hu at the time of closing as part of the consideration of the purchased assets. Upon the completion of the transaction stipulated in the Contracts, Mr. Kuang, Mr. Hu and VODone own the shareholding proportions as shown in Part 1B of Schedule 1 hereto.

(C)   The words and expressions used herein (including in the Preamble) shall have the same meanings as are respectively ascribed to them in the Contracts.

NOW, THEREFORE, it is hereby agreed that:

1. Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the meanings defined below:

“Articles of Association” mean the Articles of Association of the Company, as amended from time to time;

“Auditor” mean an auditor appointed by the Company from time to time, which must be a world-renowned accounting firm recognized by VODone;

“Board of Directors” means the Board of Directors of the Company;

“Designated Business” means the business to be conducted by the Company under Article 2.1;

“Chairman of the Board” means the Chairman of the Board of Directors of the Company appointed pursuant to Article 5.2;

“Directors” mean the then directors of the Company;

“Chief Financial Officer” means the chief financial officer of the Company who is in charge of the financial affairs of the Group Companies and must be a person having professional accounting qualifications in Hong Kong and recognized by VODone;

“Senior Management” means the directors, CFO, general manager and senior officers participating in the business operations of the Group Companies, with the specific persons involved to be decided by the Board of Directors of the Company;

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Subsidiary” means a Hong Kong limited liability company, which is incorporated in Hong Kong Special Administrative Region and is a wholly-owned subsidiary of the Company;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended from time to time;

“China” means the People’s Republic of China, excluding Hong Kong and Macao SARs and Taiwan for the purposes of this Agreement only;

“Register” means the register of shareholders of the Company;

“Shares” mean the shares in the capital stock of the Company, with a par value of US$ 1.00 per share;

“Shareholders” mean the shareholders of the Company stated in the Register;

“Shenzhen Subsidiary” means a foreign-owned enterprise to be incorporated and validly exist in Shenzhen, which will be an indirect wholly-owned subsidiary of the Company;

“Group” includes the Company, Hong Kong Subsidiary, Shenzhen Subsidiary and any other direct or indirect subsidiary subsequently set up by the Company;

“Group Company” means any company within the Group;

“Asset Companies” mean Shenzhen Tastech Electronic Company Limited and Bright Way Technology (Hong Kong) Limited;

“US$” means the legal tender of the United States; and

“HK$” means the legal tender of Hong Kong.

1.1                   Unless the context otherwise requires, the articles referred to herein shall mean the respective articles hereof.

1.2                   Unless the context otherwise requires, the words expressed in “persons” shall include individuals, companies and groups, body corporates or unincorporated organizations.

1.3                   Any ordinance or provision thereof referred to herein shall include any amendment or supplement to, integration or substitute of such ordinance or its provision, and shall include any decree, regulation, instruction or other subordinate legislation made thereunder.

1.4                   The titles herein are used for convenience only and shall not affect the interpretation of the terms hereof.

1.5                   The schedule hereto shall constitute an integral part hereof.

1.6                   Except as otherwise specified, all warranties, declarations, compensation guarantees, covenants, agreements and undertakings made or entered into by more than one person shall be deemed to be made or entered into by such persons jointly and severally.

2. Designated Business and Activities of the Company

2.1                   The principal business of the Company is to make investments, and the Company will conduct the technical development, wholesale, trade and other relevant business of electronic products and communication products by holding shares of the Hong Kong Subsidiary and Shenzhen Subsidiary and so on.

2.2                   Shenzhen Subsidiary is a foreign-owned enterprise to be incorporated and validly exist in Shenzhen, which will engage in the technical development, wholesale, trade and other relevant business of electronic products and communication products.

2.3                   Each shareholder shall:

(a)                     Exercise all of its voting rights and powers in the Company in order to give full effect to the terms hereof, including applying the terms (if applicable), as if such terms have been incorporated into the Memorandum and Articles of Association of the Company;

(b)                     Cause the directors nominated by it to support and implement all the reasonable proposals made at any board meeting and other meetings of the Company to properly develop and carry out the designated business agreed herein; and

(c)                      Make every effort to promote the designated business and the interests of the Group.

3. Requirements for Business Workflow

3.1                   Mr. Kuang and Mr. Hu acknowledge that, the mobile solution design and sales revenue of the Asset Companies includes the sales revenue of mobile motherboards and SP business revenue.

3.2                   As of the effective date hereof, Mr. Kuang and Mr. Hu shall ensure that the mobile solution design and sales business will be operated in the following manner (or modified manner as subsequently designated by the Company or VODone from time to time or otherwise):

3.2.1 Sales business of mobile motherboards:

Step one: the Hong Kong Subsidiary signs a purchase and sale agreement with a domestic or overseas purchaser of mobile motherboards (hereinafter referred to as the “Client”), whereby the Hong Kong Subsidiary will supply mobile motherboards to the Client and collect approximately 10% advance payment from the Client.

Step two: the Hong Kong Subsidiary purchases raw materials of mobile motherboards from an overseas supplier (hereinafter referred to as the “Supplier”) and make payments to the Supplier for raw materials.

Step three: the Hong Kong Subsidiary delivers the raw materials of mobile motherboards and mobile solution software to a subcontractor in Hong Kong and commissions the subcontract to process the raw materials into mobile motherboards. The Hong Kong Subsidiary pays processing charges to the Hong Kong subcontractor, which will export the raw materials of mobile motherboards to its factory set up in Mainland China, and the factory will then re-export the processed mobile motherboards to Hong Kong.

Step four: the Hong Kong subcontractor will deliver the processed mobile motherboards to the Hong Kong Subsidiary.

Step five: the Hong Kong Subsidiary will deliver the finished mobile motherboards to the Client and collect the residual payment from the Client. The Hong Kong Subsidiary shall collect the payments for mobile motherboards from the Client in Hong Kong dollar or US dollar.

3.2.2 SP Business

3.2.2.1                        Prior to the establishment of the Shenzhen Subsidiary, the SP business of Asset Companies will be operated and carried out in accordance with the Delegated Management Agreement entered into on September 30, 2010 by and among Yishi Huagao (Beijing) Technology Co., Ltd. Shenzhen Tastech Electronic Limited, Kuang Yixun and Hu Zhenning.

3.2.2.2                        After the date of incorporation of the Shenzhen Subsidiary, the original SP business contract will be signed by the Shenzhen

Subsidiary instead, and the revenue from SP business will also be collected by the Shenzhen Subsidiary.

3.3                   Mr. Kuang and Mr. Hu shall ensure that the subsequent business of the Company in connection with the design and sales of mobile solutions will comply with the requirements of the laws of Mainland China and Hong Kong as well as all other applicable laws.

3.4                   In case Mr. Kuang and Mr. Hu need to change the business workflow as described in Article 3 hereof, they shall obtain prior written consent of the Board of Directors of the Company.

4. Funds, Financing and Additional Shares Issue of the Company

4.1                   All the funds of the Company shall be procured in the following manners:

(a)                     Firstly, the Company may, at its own discretion, arrange for third-party financing, and the guaranty in connection with such financing shall be provided by the shareholders based on their respective shareholding proportions.

(b)                     Secondly, if such third-party financing is unavailable or the Board of Directors of the Company deems that such third-party financing is inconsistent with the overall commercial interests of the Company or such third-party financing fails to meet the capital needs, the shareholders shall provide funds to the Company by making shareholder loans to the Company and/or subscribing for the additional shares issued by the Company based on their respective shareholding proportions, with the issue price and details to be determined by the Board of Directors. In case any shareholder waives the right to subscribe for all or part of the additional shares issued by the Company available for its subscription, such unsubscribed new shares may be subscribed for by other shareholders based on their respective shareholding proportions.

4.2                   In case, at any time, the Company issues additional shares or issues options, preemptive rights or other rights to allow the holders of such derivatives to exchange for the shares of the Company, the shareholders shall have the preemptive right to subscribe for such shares or options based on their respective shareholding proportions. If any shareholder waives the right to subscribe for all or part of the additional shares issued by the Company available for its subscription, such unsubscribed new shares may be subscribed for by other shareholders based on their respective shareholding proportions.

4.3                   Except by a resolution adopted by the Board of Directors, the price of other investments in the Company and/or the Group Companies may not be lower than the then applicable original price.

5. Board Meetings and Principal Members of the Company

5.1                   Only the shareholder who holds 30% or above of shares in the Company can nominate the director(s). Except as otherwise agreed by the shareholders in writing, the number of the Company’s directors is 7.

5.2                   VODone shall be entitled to nominate 5 directors, while Mr. Kuang and Mr. Hu (jointly holding 30% of shares) can jointly nominate 2 directors. Relevant nominating shareholders may remove or replace the directors nominated by them at any time simply by notifying the other members of the Board of Directors in advance in writing. If any party ceases to be a shareholder, the director(s) nominated by it must also resign from the Board of Directors. Each shareholder shall be solely responsible to the Company and other shareholders for all actions and omissions of the director(s) nominated by it. The Board of Directors shall have a chairmanship, which will be assumed by one of the directors nominated by VODone.

5.3                   All activities and management matters of the Company, including without limitation, the Company’s management over and investment decisions regarding the designated business (including but not limited to the following), must be approved by the Board of Directors in the form of resolutions.

(a)                     Formulation of effective fund management rules and system;

(b)       Examination and approval of annual operation budget;

(c)       Examination and approval of matters related to financing;

(d)       Mergers and acquisitions;

(e)       Changes in equity structure;

(f)        Principles of dividend distribution; and

(g)       Material business decisions.

5.4                   Each member of the Board of Directors shall not serve for more than three years in each term, but may be re-elected.

5.5                   The number of Company’s directors constituting a quorum for a Board meeting is 4. All Board resolutions must be passed with the approval of the majority of the directors present at the Board meetings. Any written resolutions executed by all the directors shall also be deemed as valid Board resolutions, as if they were resolutions adopted in a Board meeting.

5.6                   The Board of Directors must hold an annual meeting, and the Chairman may convene other Board meetings depending on the business needs of the Company. However, any director shall also have the right to require the Chairman to convene a Board meeting. Any notice regarding the convening of a Board meeting must be served on each director no later than seven days prior to the meeting date, specifying the matters and/or resolutions to be discussed and/or adopted in the meetings.

5.7                   Unless otherwise decided and unanimously agreed by the directors, all Board meetings shall be held in Mainland China or in Hong Kong. Any director who is unable to be present at a Board meeting can attend the meeting via telephone, video phone or other similar communication equipment, provided, however, that all directors attending the meeting (whether in person or using communication equipment) must be able to see and hear each other, and the meetings held in such manner shall be deemed as meetings held validly.

5.8                   In any Board meetings, each director shall have one vote. In case any director is unable to be present at a Board meeting, he may, in writing, appoint an agent to be present at the Board meeting by proxy and exercise the powers vested in the director. If such agent is another director, besides exercising the voting rights of his own, he may exercise the voting rights as a proxy on behalf of the director who is not present.

5.9                   Except as otherwise agreed by the shareholders, none of the directors will receive salaries, but the actual expenses advanced by a director for performing relevant duties imposed by the Company shall be reimbursed.

5.10            The Company will have a Chief Financial Office and an accountant, respectively.

5.11            Member of the Senior Management is required to sign a ten-year employment contract containing non-competition terms with the Company, in the form designated by VODone.

6. Shareholders’ Meetings

Unless otherwise specified in this Agreement or by the laws of Hong Kong, the resolutions of all shareholders’ meetings must be adopted subject to the approval of the majority (calculated according to the shareholding) of the Company’s shareholders present at such shareholders’ meetings.

7. Confidentiality

7.1                   The parties hereto shall at any time keep strictly and absolutely confidential and secret all proprietary data directly or indirectly received during the negotiation and discussion of this Agreement and/or received in the capacity of as (current or previous) shareholders  of the Company, and the parties hereto shall always make all reasonable efforts to procure that their respective senior officers, employees, agents, authorized persons, holding companies, subsidiaries and affiliated companies (if any) will also keep such data absolutely confidential and secret. Even if any party hereto ceases to hold the shares in the Company or otherwise ceases to be subject to other terms hereof, the provisions of this Article shall remain in full force and apply to such party.

7.2                   In addition to Article 7.1 hereinabove, the Employee Non-Disclosure Agreement signed by Mr. Kuang and Mr. Hu on September 30, 2010 shall be simultaneously binding upon them.

8. Share Transfer

8.1                   Any transfer of shares must first be subject to the approval of the majority of the directors by resolutions, and then the relevant transferee of such shares can become a shareholder. In addition, if any shareholder transfers its shares in accordance with the provisions of the terms hereof, the relevant transferee of such shares must:

(a)                     Execute appropriate legal instruments to undertake to be bound by this Agreement, as if such transferee was an original contracting party hereto;

(b)                     Purchase all shareholder loans (if any) provided to the Company by the transferor; and

(c)                      Provide relevant creditors with all guaranties or mortgages (if any) to ensure the repayments of the debts of the Company in place of the transferor, provided that the relevant creditors consent to such arrangement.

8.2                   Subject to Article 8.1, the parties hereto agree to cause the Board of Directors to approve such share transfer under the following circumstances:

(a)                     Any corporate shareholder transfers all or part of its shares to one of its wholly-owned subsidiaries or a wholly-owned subsidiary of its ultimate holding company, provided that if such transferee ceases to be a wholly-owned subsidiary of the foregoing transferor or its ultimate holding company, relevant shares shall be immediately transferred back to the foregoing transferor;

(b)           Any shareholder exercises the powers conferred under Article 8.3 and purchases shares from other shareholders in accordance with the provisions of Article 8.3; and

8.3

(a)                     If Mr. Kuang or Mr. Hu (“Breaching Shareholders”) have been in breaches pursuant to in Article 9 hereof, he must immediately give a written notice to other parties hereto. Any non-breaching shareholder shall be entitled to give a written notice (“Share Purchase Notice”) to such Breaching Shareholders (with a copy to the Board of Directors) within 30 days upon occurrence of such breaches or upon receipt of the written notice (whichever is later), demanding purchasing all or part of the shares of such

Breaching Shareholders, who  must sell their shares in accordance with the provisions of this Paragraph. In case any non-breaching shareholder fails to exercise the foregoing share purchase right prior to the expiry of such 30-day period, such share purchase right shall become invalid and shall no longer be in any force.

(b)                     In case the shareholder who intends to exercise such share purchase right (referred to as the “Buyer” in this Paragraph) fails to reach an agreement with the Breaching Shareholders on the transfer price of the relevant shares within 14 days upon within the issuance of the Share Purchase Notice, the Buyer and the Breaching Shareholders must immediately notify the Board of Directors,  requesting the Board to appoint the then auditor of the Company on their behalf, to prove in writing, and notify the Buyer, the fair value of the relevant shares within 14 days since the date of the Share Purchase Notice was issued. Upon receipt of the above notification from the Buyer and/or the Breaching Shareholders, the Board of Directors shall immediately retain such auditor to determine the amount of the fair value of relevant shares pursuant to the preceding provision. The Buyer and the breaching shareholder must accept the amount determined and proven in such manner as the transfer price of the relevant shares. Such auditor shall serve as an expert rather than an arbitrator in respect of the matters described in this Paragraph, and his decision is final and binding upon the shareholders. The costs incurred in connection with the determination of the fair value shall be solely borne by the Breaching Shareholders. For the purposes of this Paragraph, the fair value of relevant shares shall be the net asset value of the relevant shares as determined according to the accounting principles adopted by the Company on the date of the Buyer’s Share Purchase Notice (referred to as “Designated Price” in this Paragraph).

(c)                      Any share transfer to be conducted between two shareholders under Article 8.4 must be completed according to Article 8.3 (b) after each of the parties agrees upon the transfer price or after auditor has determined the Designated Price.

8.4                   The shareholder must cause the director(s) nominated by it to resign after selling its shares.

8.5                   When the Board of Directors makes resolutions regarding any share transfer pursuant to the provisions hereof, the director(s) nominated by the relevant shareholders must avoid participating in the vote.

8.6                   Drag-along Rights

(a)                     The shareholder who holds more than 50% of the shares in the Company (“Majority Shareholder”) will have the right to force (“Drag-along Rights”) other shareholders (“Minority Shareholders”) to sell all the shares (shares free from any claim, mortgage, pledge, lien, charge, other guaranty or encumbrance or third party interests) held by them to any third party (“Acquiring Party”) that makes a proposal to the Company or the Majority Shareholder that it will purchase no less than 50% of the shares in the Company at the total price no less than the same price, if calculated based on 100% of the shares in the Company. Such Drag-along sale will be subject to Article 8.6 (d).

(b)                   When exercising the Drag-along Rights, the Majority Shareholder shall issue to each Minority Shareholder a written notice containing the following terms (“Drag-along Notice”):

(i)                                  Price per share and other terms in respect of Drag-along;

(ii)                               The name, address of the Acquiring Party and its beneficial ownership (based on the information available to the Majority Shareholder); and

(iii)                            The proposed date when the Drag-along sale will be completed (“Date of Completion of Drag-along Sale”), while such Date of Completion of Drag-along Sale shall be no less than 30 days but no later than 90 days from the date of Drag-along notice.

(c)                    Upon receipt of the Drag-along Notice, each Minority Shareholder must join in the Drag-along sale in accordance with the terms of the Drag-along Notice and

(i)                                  Transfer the number of shares held by it as listed in the Drag-along Notice (shares free from any claim, mortgage, pledge, lien, charge, other guaranties or encumbrances or third party interests) on the Date of Completion of Drag-along Sale and deliver to such third party the share certificates, transfer deeds and other necessary documents of such shares;

(ii)                               Collect the transfer price from the Acquiring Party or otherwise according to the transfer deeds signed then; and

(iii)                            Effectuate the Drag-along sale through sincere cooperation.

(d)                   At the time of Drag-along sale, if the Majority Shareholder only sells the shares held by it rather than all the shares of the Company, the number of shares to be sold by each Minority Shareholder will equal to

(i)                                  The number of shares held by such Minority Shareholder, multiplied by

(ii)                               A fraction (the enumerator is the number of shares to be sold by the Majority Shareholder, and the denominator is the number of all the shares held by the Majority Shareholder).

8.7                   Preemptive Rights

In case, at any time, the Company issues additional shares or issues options, new share subscription options or other rights to the then shareholders, such preemptive rights shall be enjoyed according to their respective shareholding proportions. If any shareholder waives the right to subscribe for all or part of the additional shares issued by the Company available for its subscription, such unsubscribed new shares may be subscribed for by other shareholders based on their respective shareholding proportions.

8.8                   Sale and Transfer Rights

At any time, VODone shall be entitled to issue written notice to Mr. Kuang and Mr. Hu, requiring Mr. Kuang and Mr. Hu to sell and transfer all the shares in the Company held by them (or any part thereof) to a subsidiary or any third party designated by VODone within the time specified in such written notice. The transfer price shall be the audited pre-tax profit of the Company for the previous year at the 5.6 times of price to earnings ratio, multiplied by the proportion the relevant sold shares bear to the then issued capital stock of the Company, while Mr. Kuang and Mr. Hu must sell and transfer their shares in accordance with such written notice.

9. Breach of Contract

Any of the following circumstances, when occurring to any shareholder, shall constitute a breach:

(a)                   A liquidator, administrator, receiver, trustee or similar official is appointed for all or part of its business or assets due to its inability to repay debts;

(b)                   Such shareholder is unable to or admits its inability to pay the debts becoming due, or declares or has fallen into bankruptcy or insolvability;

(c)                    Its creditors receive all or any part of its business or material assets, or seize its business or any material asset, or such business or asset becomes the execution object of legal proceedings, and such receivership, seizure or execution object is not released within 3 days;

(d)                   Such shareholder stops or threatens to stop the operation of its business or any material part thereof, or sells or threatens to sell or any government or other agency confiscates or threatens to confiscate all or any material part of its business or assets, or such shareholder replaces or threatens to replace its management; or

(e)                   Such shareholder breaches its responsibilities hereunder; if such breach is remediable, the shareholder fails to correct such breach within 30 days after other shareholders give it a written notice specifying the actions required to be taken to make corrections.

No breaching party may demand Drag-along Rights in accordance with Article 8, nor may such breaching party raise any objection against the foregoing provision.

10. Representations, Warranties and Undertakings

10.1            Each contracting party expressly represents, warrants and undertakes to other shareholders that:

(a)                     It shall do all the necessary things and take or cause to be taken all actions with respect to the matters of the Company (including but not limited to, without prejudice to the generality of the foregoing, giving necessary instructions to the director(s) nominated by it, convening shareholders’ meetings and voting at such meetings) necessary to ensure the full and complete compliance with and performance of the terms hereof;

(b)                     If it is a body corporate, it has been duly incorporated and validly existing under the laws of the place of its incorporation; all internal approvals, shareholders’ approvals and other approvals necessary for the execution, delivery and performance of this Agreement have been obtained;

(c)                      It has the right to execute and deliver this Agreement and perform its obligations hereunder; its execution, delivery of this Agreement or performance of the obligations hereunder will not breach any contract to which it is a party, nor violate laws, regulations or other provisions of legal effect that it shall comply with; and

(d)                     The terms hereof are effective and legally binding.

11. Term of Agreement

11.1          If any shareholder ceases to be a shareholder of the Company, it will no longer be subject to or protected by the terms hereof, except for the obligations of shareholders specified in Article 6.

11.2          This Agreement shall remain fully lawful and effective until all the shareholders agree to terminate this Agreement.

11.3          The termination of this Agreement may not compromise or affect any right or legal liability hereunder arising prior to the termination.

12. Costs and Expenses

Each of the shareholders shall be solely responsible for their respective costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

13. Encumbrances

Without the prior written consent of other shareholders, no shareholder may create or allow the existence of any pledge, lien or mortgage, or grant any option or other rights on the shares held by it, or dispose of any interest in such shares (except for the transfers conducted according to the Articles of Association of the Company and the terms of this Agreement).

14. Notices

14.1          All requests, notices and other communications to be given hereunder shall be sent to the following addresses of relevant parties by hand, business express services, registered mail or fax. Such notices will be deemed effectively served on the dates as determined in the following manner:

(a)                     If sent by hand, business express services or registered mail, the date when such notices are delivered to or rejected by the addresses intended for such notices will be deemed as the date of effective service; or

(b)                     If notices are sent by fax, the date of successful transmission will be deemed as the date of effective service (as proven by the transmission confirmation message automatically generated by the system).

14.2          For the purposes of notices, the communication addresses of the parties hereto are indicated as follows:

To: Kuang Yixun

Contact: Kuang Yixun

Address:         , Futian District, Shenzhen

Telephone: (86)0755 83433258

Fax no.: (86) 0755 83849955

To: Hu Zhenning

Contact: Hu Zhenning

Address:         , Futian District, Shenzhen

Telephone: (86) 0755 83435832

Fax no.: (86) 0755 83849955

To VODone:

VODone Limited

Contact: Xian Handi

Address: Room 3006, 30/F, Gloucester Tower, The Landmark, 11 Pedder Street,

Central, Hong Kong

Telephone: (852)2869 8966

Fax no.: (852)2869 8960

To the Company:

OWX Holding Co. Ltd.

Contact: Xian Handi

Address: Room 3006, 30/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Telephone: (852) 2869 8966

Fax no.: (852) 2869 8960

15. Waivers

Unless otherwise agreed in writing, the failure of any party hereto to require the breaching party to perform any provision hereof shall in no way affect the right of such party to require the breaching party to perform such provision or other provisions hereof, and the waiver by any party hereto of the breach of any provision hereof by the breaching party shall not constitute a waiver of such provision or any other right hereunder.

16. Severability

Should any provision hereof become illegal, invalid or unenforceable under the laws of any jurisdiction at any time, such illegality, invalidity or unenforceability shall not affect or impair the legality, validity and enforceability of the remaining provisions under the laws of such jurisdiction, or the legality, validity and enforceability of such provision under the laws of other jurisdictions.

17. Entire Agreement

This Agreement shall constitute an entire agreement among the parties hereto with respect to the shareholders’ joint management over the Company, and shall supersede all and any other express or implied agreements or covenants regarding the same matters.

18. Modification of Agreement

No modification may be made to this Agreement except in writing and signed by the shareholders or their respective representatives.

19. Binding upon the Successors

This Agreement shall be binding upon and inure to the benefit of the successors, assignees and personal representatives of the parties hereto (as the case may be).

20. Non-Partnership

Nothing contained herein shall be deemed to create a partnership among the parties hereto, and no party hereto may have the right to subject other parties hereto to such partnership.

21. Conflict of Terms

The content of this Agreement is in addition to the Articles of Association of the Company; in case there is any conflict between the content of this Agreement and that of the Articles of Association during the duration of this Agreement, the former shall prevail with respect to the relations among the parties hereto. The parties hereto shall act according to the provisions hereof and shall take proper actions to modify the relevant provisions of the Articles of Association.

22. Further Undertakings

In case any party hereto by writing reasonably requires another party hereto to perform the provisions hereof and give full force and effect to such provisions, the parties hereto shall, and shall make all reasonable efforts to cause any necessary third party to make, sign and perform all prospective related deeds, documents, undertakings, legal actions and matters.

23. Joint and Several Liabilities

23.1          Mr. Kuang and Mr. Hu shall be jointly and severally liable for all their obligations and liabilities hereunder.

24. Essence of Time

Any date or period referred to herein may be postponed or extended by the parties hereto through negotiation, and if not so, such date or period shall constitute an essence of this Agreement.

25. Signed Copies

This Agreement may be executed in multiple copies and shall become effective immediately after each party hereto executes a signed copy, and all the signed copies shall constitute one and the same document. Thereafter, the parties hereto shall exchange the signed copies respectively signed by them with each other for countersignature, so that each party hereto can have a complete signed copy.

26. Governing Laws

26.1          This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

26.2          The parties hereto agree that any lawsuit or legal proceedings against the parties themselves or any of their assets arising out of or in connection with this Agreement may be brought before the courts of Hong Kong; the parties hereto hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of Hong Kong courts over the above-mentioned lawsuits or legal proceedings. The parities’ agreement to submit to the jurisdiction of Hong Kong courts shall not (and does not) constitute limitations on the right of any party hereto to conduct legal proceedings in any appropriate jurisdiction, and the legal proceedings conducted in any one or more jurisdictions may not prevent the legal proceedings conducted in any other jurisdiction, whether they are concurrent or not.

26.3          Mr. Kuang hereby irrevocably appoints Conpak Management Consultants Ltd. (address:Room 1102-1103, 11F, Kowloon Building, No.555 Nathan Road, Mongkok, Kowloon Hong Kong, Tel: (852) 2388 7870, Fax: (852) 2388 7900) as its agent (“Mr. Kuang’s Agent”) to receive and confirm service of any writ, summons, order, verdict or other legal process notices (collectively referred to as “Legal Notices”). Such service shall be deemed completed on delivery to Mr. Kuang’ Agent or to the above address or latest address available by registered mail on the second business day after mailing, or in case there is a mailbox at the above address or the latest address available, such service shall be deemed completed when any legal notice is inserted into such mailbox (whether or not it is forwarded to and received by the Mr. Kuang). If Mr. Kuang’ Agent is unable to continue to act as the agent for Mr. Kuang for whatsoever reason, Mr. Kuang shall appoint another agent in Hong Kong for the same purpose and notify the other parties hereto of such appointment in writing. Unless and until the notice of the appointment of the new agent is received by another party hereto, any legal notice will be deemed to have been duly and lawfully served on Mr. Kuang if duly delivered to Mr. Kuang’s Agent. In case Mr. Kuang fails to provide the details of the above agent when signing this Agreement, Mr. Kuang shall undertake to provide such details to the Buyer within three days upon the date of signature hereof.

26.4          Mr. Hu hereby irrevocably appoints Conpak Management Consultants Ltd.

(address:Room 1102-1103, 11F, Kowloon Building, No.555 Nathan Road, Mongkok, Kowloon Hong Kong, Tel: (852) 2388 7870, Fax: (852) 2388 7900) as its agent (“Mr. Hu’s Agent”) to receive and confirm service of any writ, summons, order, verdict or other legal process notices (collectively referred to as “Legal Notices”). Such service shall be deemed completed on delivery to Mr. Hu’ Agent or to the above address or latest address available by registered mail on the second business day after mailing, or in case there is a mailbox at the above address or the latest address available, such service shall be deemed completed when any legal notice is inserted into such mailbox (whether or not it is forwarded to and received by the Mr. Hu). If Mr. Hu’ Agent is unable to continue to act as the agent for Mr. Hu for whatsoever reason, Mr. Hu shall appoint another agent in Hong Kong for the same purpose and notify the other parties hereto of such appointment in writing. Unless and until the notice of the appointment of the new agent is received by another party hereto, any legal notice will be deemed to have been duly and lawfully served on Mr. Hu if duly delivered to Mr. Hu’s Agent. In case Mr. Hu fails to provide the details of the above agent when signing this Agreement, Mr. Hu shall undertake to provide such details to the Buyer within three days upon the date of signature hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Kuang Yixun

Signature:	/s/ Kuang Yixun

Witness (name):
Signature:

Hu Zhenning

Signature:	/s/ Hu Zhenning

Witness (name):
Signature:

VODone Limited
Seal:

Authorized Representative (name):
Title:
Witness (name):
Signature:	/s/ Sin Hendrick

OWX Holding Co. Ltd.
Seal:

Authorized Representative (name):
Title:
Witness (name):
Signature:	/s/ Sin Hendrick

Schedule 1

Details of the Company

Part A: Details of the Company (When this Agreement is Executed)

Name: OWX Holding Co. Ltd.

Place of incorporation: British Virgin Islands

Registration number: 1560056

Date of incorporation: December 10, 2009

Registered office: British Virgin Islands

Authorized capital stock: US$ 50,000.00, divided into 50,000 common shares, par value US$1 per share

Issued capital stock: US$ 100.00, divided into 100 common shares, par value US$1 per share

Shareholder Name	Shareholding Proportion and Percentage
1. VODone Limited	100 (100)%

Director:  Xian Handi

Principal business: investment company

Part B: Details of the Company (after the Closing of Asset Purchase Agreement)

Name: OWX Holding Co. Ltd.

Place of incorporation: British Virgin Islands

Registration number: 1560056

Date of incorporation: December 10, 2009

Registered office: British Virgin Islands

Authorized capital stock: US$ 50,000.00, divided into 50,000 common shares with a par value of US$ 1 each share

Issued capital stock: US$ 200.00, divided into 200 common shares, with a par value of US$ 1.00 each share

Shareholder Name	Shareholding Proportion and Percentage
1. VODone Limited	140 (70)%
2. Kuang Yixun	35 (17.7)%
3. Hu Zhenning	25 (12.3)%

Directors:	Zhang Lijun
Wang Chun
Xian Handi
Li Xiaohua
Xiao Jian
Kuang Yixun
Hu Zhenning

Principal business: investment company